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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Convergys Corporation on Form S-8 (File No. 333-69633) of our report dated July 8, 1999, on our audits of the financial statements of the CBIS Retirement and Savings Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
July 12, 1999